FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
        LOAN AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS


THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (the "Amendment") is made and entered into to be effective as of the 7th day of April, 1995 by and among TCBY ENTERPRISES, INC. (herein referred to with its successors and assigns as the "Borrower"), AMERICANA FOODS LIMITED PARTNERSHIP (herein referred to with its successors and assigns as the "Guarantor") and Bank One, Texas, N.A., a national banking association (herein referred to with its successors and assigns as the "Lender").

RECITALS:

A. Borrower and Lender executed that certain Second Amended and Restated Loan Agreement, dated as of April 7, 1995 (the "Loan Agreement") pursuant to which the Lender has made and may hereafter make loans to the Borrower, as evidenced by that certain Term Note executed by Borrower and dated June 11, 1993, payable to the order of Lender in the original principal amount of $14,609,776.64 ("Term Note #1"), that certain Term Note executed by Borrower and dated November 28, 1994, payable to the order of Lender in the original principal amount of $7,500,000.00 (Term Note #2") and by that certain Re volving Credit Note dated April 7, 1995 executed by Borrower and payable to the order of the Lender in the maximum principal amount of $5,000,000.00 (the "Revolving Credit Note"). Except as otherwise expressly provided herein, all capitalized terms used herein shall have the same meanings assigned to such terms in the Loan Agreement.

B. The Borrower has asked the Lender to replace the profitability covenant set forth in Section 5.8 of the Loan Agreement and to increase the Fixed Charge Coverage ratio from 1.0 to 1.0 to 1.5 to 1.0. The Lender is willing to agree to the Borrower's requests upon the terms and conditions outlined herein and subject to the Borrower's and the Guarantor's agreements with the terms and provisions hereof and of each and every other instrument and agreement executed in connection herewith.

AGREEMENTS

In consideration of the premises, which are made a part hereof, and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend the Loan Agreement and Loan Documents as follows:

SECTION I
AMENDMENTS TO THE LOAN AGREEMENT





The Loan Agreement is hereby amended in the following respects:

1.1 Amendment to Section 5.8.   The Loan Agreement  shall be and is  hereby
amended to delete Section 5.8 in its entirety and to substitute the following Section 5.8 in lieu thereof:

"5.8.    Profitability  Covenant.    On  a  consolidated  basis  with   the
Subsidiaries, Borrower will at all times maintain Net Income greater than $0.00."

1.2  Amendment to Section 5.9.   The Loan Agreement shall be and is  hereby
amended to increase the required Fixed Charge Coverage ratio from "1.0 to 1.0" to "1.5 to 1.0."

SECTION II

AMENDMENT TO LOAN DOCUMENTS

2.1 Reference to the Loan Agreement. Each of the Loan Documents is hereby amended so that any reference in any Loan Document to the Loan Agreement or to any other Loan Document shall mean a reference to the Loan Agreement or such other Loan Document as amended hereby.

SECTION III

MISCELLANEOUS

3.1 Authority. The Borrower and Guarantor hereby represent and warrant that the execution, delivery and performance of this Amendment, all instruments, agreements and other documents executed in connection herewith and all other instruments, agreements and documents executed in connection with the Loan Agreement have been duly authorized by all necessary action of each of the Borrower and Guarantor and do not and will not: (a) violate any provisions or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower or Guarantor is a party or to which it or any of its assets may be subject; (b) result in, or require the creation or imposition of any Lien (other than a Permitted Lien) upon or with respect to any asset now owned by Borrower or Guarantor or any collateral; or (c) result in a breach of or constitute a default by Borrower or Guarantor (and neither the Borrower nor the Guarantor is in default) under any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its assets are bound or affected. Borrower and Guarantor further warrant and represent that no approval, authorization, order, license, permit, franchise or consent of or registration, declaration, qualification or filing with any governmental authority is required in connection with the execution, delivery or performance by Borrower or Guarantor of this Amendment or any other Loan Document. Such instruments and agreements constitute the legal, valid and binding obligations of the Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with their respective terms, subject only to the applicable debtor relief laws.

3.2  Ratification.   Borrower   and Guarantor hereby  ratify and confirm the
Loan Agreement and Loan Documents, as amended hereby, in all respects, and acknowledge and agree that all of the terms, provisions and covenants thereof, as amended hereby do and shall remain and continue in full force and effect, enforceable against the Borrower and Guarantor and their assets in accordance with their terms.

3.3 Further Assurances. The Borrower and Guarantor covenant and agree from time to time to promptly execute, assign, endorse, and deliver to Lender all documents, instruments, notices, agreements, assignments, pledges, statements, and writings, and to do all other acts and things as the Lender may reasonably request in order to more fully evidence and/or to carry out more fully the intent and purpose of the Loan Agreement and other Loan Documents.

3.4 Multiple Counterparts. Multiple counterparts of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

3.5 Representations and Warranties. The Borrower and Guarantor hereby represent and warrant that all representations and warranties contained in the Loan Agreement and other Loan Documents are and continue to be true and correct in all material respects, as if made on the date hereof, and nothing is omitted therefrom that would cause the same to be misleading in any material respect.

3.6 Applicable Laws. THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND ENFORCEABLE UNDER AND PURSUANT TO THE LAWS OF THE STATE OF TEXAS AND APPLICABLE LAWS OF THE UNITED STATES.

3.7 No Oral Agreements. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment to be executed effective as of the date specified above.


                              BORROWER:
                              TCBY ENTERPRISES, INC.


                              By: /s/ Gale Law
                              Printed Name: Gale Law
                              Title: Senior Vice President,
                                     CFO, Treasurer


                              GUARANTOR

                              AMERICANA FOODS LIMITED





                              PARTNERSHIP

                              By:  Americana Foods General
                                    Partner, Inc.,
                                    its general partner

                              By: /s/ Terry A. Elliott
                              Printed Name: Terry A. Elliott
                              Title: Executive Vice President


                              LENDER:

                              BANK ONE, TEXAS, N.A.


                              By: /s/ Gina A. Norris
                              Printed Name: Gina A. Norris
                              Title: Vice President